UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2011

Willis Group Holdings Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales
(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (44) (20) 3124 6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 20, 2011, Willis Group Holdings Public Limited Company (the “Company”) announced the appointment of Tim Wright as Chief Executive Officer of Willis International, the Company’s business unit serving all of the Company’s retail clients around the globe outside North America, the United Kingdom and Ireland.  Mr. Wright joined the Company in 2008 as the Group Chief Operating Officer (“COO”).  Mr. Wright’s duties as COO will be assumed by Joseph Plumeri, Chairman and Chief Executive Officer of Willis Group, and Grahame Millwater, President of Willis Group.

Additionally, on October 20, 2011 the Company announced the departures of David Margrett, currently Chief Executive Officer of Willis International, and Brendan McManus, Chief Executive Officer of Willis Limited, to pursue other interests.

A copy of the press release issued by the Company on October 20, 2011 announcing the appointment of Mr. Wright and the departures of Mr. Margrett and Mr. McManus, is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued October 20, 2011

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 21, 2011	WILLIS GROUP HOLDINGS
PUBLIC LIMITED COMPANY

By:
/s/ Adam G. Ciongoli
Adam G. Ciongoli
Group General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release issued October 20, 2011